UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 24, 2024

Contineum Therapeutics, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-42001	27-1467257
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10578 Science Center Drive, Suite 200
San Diego, California 92121
(Address of principal executive offices, including zip code)

(858) 333-5280
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.001 per share	CTNM	The Nasdaq Global Market LLC (Nasdaq Global Select Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company          ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 24, 2024, the Board of Directors (the “Board”) of Contineum Therapeutics, Inc. (the “Company”) adopted the Contineum Therapeutics, Inc. Executive Severance Plan (the “Severance Plan”) to offer severance benefits to our named executive officers and to certain other key executives and employees (the “Participant”). The Compensation Committee of the Board has the authority to designate the executives and key employees who will be offered an opportunity to participate in the Severance Plan and will administer the Severance Plan.

To participate in the Severance Plan, the Participant must enter into a Participation Agreement (each a, “Participation Agreement”), which provides that the terms and conditions of the Severance Plan shall supersede and replace any existing employment or severance agreement between the Company and the Participant. On May 28, 2024, each of our named executive officers entered into a Participation Agreement, including Carmine Stengone, our Chief Executive Officer and President, as a Tier 1 Participant, and Daniel Lorrain, Ph.D., our Chief Scientific Officer, and Peter Slover, our Chief Financial Officer, as Tier 2 Participants.

Tier 1, Tier 2, and Tier 3 Participants are entitled to the following severance benefits, as applicable:

Termination that Does Not Qualify as a Change in Control Termination. In the event of an Involuntary Termination that is not a Change in Control Termination (as defined below), Participants will be eligible to receive the following benefits, provided the Participant signs a release of claims:

●
A lump sum cash payment equal to (i) in the case of Tier 1 and Tier 2 Participants, 12 months, or, in the case of a Tier 3 Participant, 6 months, of the Participant’s annual base salary and (ii) a pro-rated amount of the Participant’s annual target bonus for the Company’s fiscal year in which the Involuntary Termination occurs.

●
Continuation of the Participant’s health and welfare benefits for the shorter of (i) in the case of Tier 1 and Tier 2 Participants, 12 months, or, in the case of a Tier 3 Participant, 6 months, (ii) until the date of the Participant’s eligibility for health insurance coverage in connection with new employment, or (iii) the expiration of the Participant’s eligibility for the continuation coverage under COBRA.

Termination in Connection with a Change in Control Termination. In the event of an Involuntary Termination that occurs within 90 days prior to or, in the case of a Tier 1 or Tier 2 Participant, within 18 months, or, in the case of a Tier 3 Participant, 12 months, following a Change in Control, the Participants will be eligible to receive, in lieu of the benefits described above, the following benefits, as applicable, provided the Participant signs a release of claims:

●
A lump sum cash payment equal to, in the case of a Tier 1 Participant, 150%, in the case of a Tier 2 Participant, 100%, or, in the case of a Tier 3 participant, 75%, of the sum of (i) the Participant’s annual base salary and (ii) the Participant’s annual target bonus.

●	With respect to time-based equity awards, full vesting of any outstanding and then-unvested time-based equity awards held by the Participant.

●
With respect to performance-based equity awards, if any, such performance-based awards held by the Participant shall vest assuming “target” level of performance (unless the terms of the applicable award agreement for the performance-based award provides otherwise, in which case the applicable award agreement for such performance-based award shall govern).

●	Any stock option awards shall be exercisable for the full term of such stock option award held by the Participant.

●
Continuation of the Participant’s health and welfare benefits for the shorter of (i) in the case of a Tier 1 Participant, 18 months, in the case of a Tier 2 Participant, 12 months, or, in the case of Tier 3 Participant, 9 months, (ii) the expiration of the Participant’s eligibility for the continuation coverage under COBRA, or (iii) until the date of the Participant’s eligibility for health insurance coverage in connection with new employment.

The terms “Change in Control” and “Involuntary Termination” shall have the meanings ascribed to such terms in the Severance Plan. The foregoing description of the terms and conditions of the Severance Plan does not purport to be complete and is qualified in its entirety by reference to the complete text of the Severance Plan, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

In connection with the Severance Plan and entry into the Participation Agreement, the Company entered into its standard form of mutual arbitration agreement with each of its named executive officers and certain other key executives and employees, a copy of which is filed as Exhibit 10.2 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit No.	Description

10.1	Contineum Therapeutics, Inc. Executive Severance Plan.

10.2	Form of Registrant’s Mutual Arbitration Agreement.

104	Cover Page Interactive Data File (embedded within XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 31, 2024

Contineum Therapeutics, Inc.

By:	/s/ Peter Slover
Peter Slover
Chief Financial Officer Principal Financial Officer and Principal Accounting Officer